CONSENT OF INDEPENDENT REGISTERED PUBLIC
                                 ACCOUNTING FIRM

We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated July 8, 2004, on our audits of the consolidated financial statements of Cobalis Corp. As of March 31, 2004 and for the years ended March 31, 2004 and 2003.

/s/ Stonefield Josephson, Inc.
Certified Public Accountants
Irvine, California
February 16, 2005